                                                                     EXHIBIT 4.4

================================================================================



                      ASSOCIATES FIRST CAPITAL CORPORATION

                                      AND

                           THE CHASE MANHATTAN BANK,
                                                     Trustee



                       ------------------------------


                                   INDENTURE


                       ------------------------------




                         Dated as of September 1, 1998


                       ------------------------------


                      Junior Subordinated Debt Securities


================================================================================

              INDENTURE, dated as of September 1, 1998, between ASSOCIATES FIRST CAPITAL CORPORATION, a Delaware corporation (the "Company"), and The Chase Manhattan Bank, a New York Banking corporation, as Trustee (the "Trustee").

                            RECITALS OF THE COMPANY

              The Company is authorized to borrow money for its corporate purposes and to issue debentures, notes or other evidences of indebtedness therefor; and for its corporate purposes, the Company has determined to make and issue its debentures, notes or other evidences of indebtedness to be issued in one or more series (the "Securities"), as hereinafter provided, including, without limitation, Securities issued to evidence loans made to the Company of the proceeds from the issuance by one or more Associates Trusts (as defined below) of trust securities in such Associates Trusts, up to such principal amount or amounts as may from time to time be authorized by or pursuant to the authority granted in one or more resolutions of the Board of Directors.

              All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

              NOW, THEREFORE, THIS INDENTURE WITNESSETH:

              That, in consideration of the premises and of the mutual covenants herein contained and of the purchase and acceptance of the Securities by the holders thereof and of the sum of One Dollar to the Company duly paid by the Trustee at or before the ensealing and delivery of these presents, and for other valuable consideration, the receipt whereof is hereby acknowledged, and in order to declare the terms and conditions upon which the Securities are to be issued, IT IS HEREBY COVENANTED, DECLARED AND AGREED, by and between the parties hereto, that all the Securities are to be executed, authenticated and delivered subject to the further covenants and conditions hereinafter set forth; and the Company, for itself and its successors, does hereby covenant and agree to and with the Trustee and its successors in said trust, for the benefit of those who shall hold the Securities, or any of them, as follows:

                    PARAGRAPH A.  INCORPORATION BY REFERENCE

              Articles One through Fifteen, other than clauses (i) and (ii) of
Section 12.01(g)(4), the second paragraph of Section 8.01 and the first paragraph of Section 15.01, of the Associates First Capital Corporation Standard Multiple-Series Indenture Provisions dated as of September 1, 1998 (herein called the "Standard Provisions"), are hereby incorporated herein by reference with the same force and effect as though fully set out herein.

                      PARAGRAPH B.  ADDITIONAL PROVISIONS

              The following provisions, which constitute part of this Indenture, are numbered to conform with the format of the Standard Provisions:

              Section 1.01  Certain Definitions.

              *      *      *

              Associates Trust:

              "Associates Trust" shall mean a statutory business trust created under Delaware law pursuant to a trust agreement executed by the Company, as depositor of such Associates Trust, and the trustees of such Associates Trust named therein and pursuant to a certificate of trust filed with the Delaware Secretary of State, which Associates Trust exists for the purposes of (i) issuing and selling its trust securities, (ii) using the proceeds from the sale of such trust securities to acquire a series of Securities issued by the Company under this Indenture and (iii) engaging in only those other activities necessary, convenient or incidental thereto.

              Section 3.01. Amount Unlimited; Issuable in Series.

              *      *      *
              (20) any provisions relating to extending or shortening the date on which the principal and premium, if any, of the Securities of such series is payable;

              (21) any provisions relating to the deferral of payment of any interest;

              (22) if other than as set forth herein, the relative degree, if any, to which the Securities of such series shall be subordinated to other series of Securities in right of payment, whether Outstanding or not;

              (23) any addition to or change in the covenants set forth in
Article X which applies to Securities of such series;

              (24) if such Securities are to be issued to an Associates Trust, the forms of the related trust agreement and guarantee agreement relating thereto; and

              (25) the additions or changes, if any, to this Indenture with respect to the Securities of such series as shall be necessary to permit or facilitate the issuance of such Securities to an Associates Trust.

              Section 6.02. Other Covenants.  The Company --

              *      *      *

Costs and Expenses of Associates Trust:

              (13) As borrower, agrees to pay all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the applicable Associates Trust (including, but not limited to, all costs and expenses relating to the organization of the applicable Associates Trust, the fees and expenses of the Property Trustee, the Delaware Trustee and the Administrative Trustee and all costs and expenses relating to the operation of the applicable Associates Trust (other than with respect to the Trust Securities)) and to pay any and all taxes, duties, assessments or other governmental charges of whatever nature (other than United States withholding taxes) imposed by the United States or any other taxing authority, so that the net amounts received and retained by the applicable Associates Trust after paying such fees, expenses, debts and obligations will be equal to the amounts the applicable Associates Trust would have received and retained had no such fees, expenses, debts and obligations been incurred by or imposed on the applicable Associates Trust. The foregoing obligations of the Company are for the benefit of, and shall be enforceable by, any person to whom such fees, expenses, debts and obligations are owed (each, a "Creditor"), whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company irrevocably waives any right or remedy to require that any such Creditor take any action against the applicable Associates Trust or any other person before proceeding against the Company. The Company shall execute such additional agreements as may be necessary to give full effect to the foregoing.

              Section 6.03.  Waiver.

              The following clause shall be added to the end of Section 6.03:

              ; provided that, in the case of Securities of a series issued to an Associates Trust, so long as any of the related preferred securities of such Associates Trust remains outstanding, no such waiver may be made without the prior consent of the holders of not less than 66 2/3% of the aggregate liquidation amount of such preferred securities then outstanding.

              Section 8.01.  Events of Default; Effect Thereof.

              The following paragraph replaces the second paragraph of Section 8.01:

              If an Event of Default with respect to Securities of any series at the time outstanding shall have occurred and be continuing, then and in each and every such case, unless the principal of all the Securities of such series shall have already become due and payable, either the Trustee for such series or the holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding hereunder (or, in the case of the Securities of a series issued to an Associates Trust, so long as any of the related preferred securities of such Associates Trust remain outstanding, if, upon such Event of Default, the Trustee of such series or the Holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding hereunder fail to declare the principal of all the Securities of such series to be so immediately due and payable, the holders of 25% in aggregate liquidation amount of the related preferred securities of such Associates Trust then outstanding shall have such right), by notice in writing to the Company (and to the Trustee if given by the Holders or the holders of such related preferred securities), may declare the principal amount (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Securities of such series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Securities of such series contained to the contrary notwithstanding. This provision, however, is subject to the condition that if, at any time after the principal amount (or if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of the Securities of any series shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee for such series a sum sufficient to pay in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified as contemplated by Section 3.01 for the Securities of such series and except as provided in Sections 3.11(b), 3.11(e) and 3.11(f) of this Indenture), all matured installments of interest, if any, upon all the Securities of such series and (in the currency or currency unit described above) the principal of (and premium, if any, on) any and all Securities of such series which shall have become due otherwise than by acceleration (with interest on such principal and premium, if any, and, so far as payment of the same is enforceable under applicable law, on overdue installments of interest, at the Overdue Rate applicable to such series to the date of such payment or deposit) and in Dollars all amounts payable to the Trustee pursuant to the provisions of
Section 9.07 and any and all defaults under this Indenture with respect to such series of Securities, other than the nonpayment of principal of and accrued interest on Securities of such series which shall have become due by acceleration, shall have been remedied or cured or waived or provision shall have been made therefor to the satisfaction of the Trustee -- then and in every such case the Holders of a majority in aggregate principal amount of the Securities of such series then Outstanding, by written notice to the Company and to the Trustee, may waive all defaults and its consequences; provided, that in the case of such Securities of a series issued to an Associates Trust, so long as any of the related preferred securities of such Associates Trust remain outstanding, the holders of a majority in aggregate liquidation amount of such preferred securities shall also have such right to waive all defaults and its consequences with respect to such Securities, subject to the same conditions set forth above; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon.

              Section 8.04. Limitation on Suits on Indenture; No Limitation on Suits on Securities.

              The following clause shall be added to the end of the second paragraph of Section 8.04:

                     *      *      *

              ; provided, that, in the case of Securities of a series issued to an Associates Trust, any holder of the related preferred securities of such Associates Trust shall have the right, upon the occurrence and continuance of an Event of Default described in

              Sections 8.01(1) and (2) hereof, to institute a suit directly against the Company to enforce payment to such holder of the principal of, and premium, if any, and interest on, the Securities having a principal amount equal to the aggregate liquidation amount of such preferred securities held by such holder.

              Section 9.07. Compensation and Reimbursement.

                     *      *      *

                     (h) When Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 8.01(4) or Section 8.01(5), such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy or insolvency law or any law affecting creditors rights generally.

                                   In the event that the Trustee is also acting
                     as Paying Agent or Registrar hereunder, the rights and protections afford to the Trustee hereunder shall also be afforded to such paying Agent or Registrar.

              Section 9.15. Other Matters Concerning the Trustee.

              At the date of this Indenture, the Corporate Trust Office of the Trustee is located at 450 West 33rd Street, 15th Floor, New York, NY 10001,
Attn: Corporate Trust Department. Anything in Section 6.02(1) to the contrary notwithstanding, the office or agency of the Company in the Borough of Manhattan, The City of New York, where Securities of any series may be presented or surrendered for payment, where Securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of such series and this Indenture may be served, shall initially be the corporate trust facility of the Trustee in the Borough of Manhattan, The City of New York, which at the date of this Indenture is located at Chase Institutional Trust Window, 1 Chase Manhattan Plaza, 1B, New York, New York 10081.

              Section 12.01.  Supplemental Indentures.

              The following clause shall be added to the end of paragraph (c):

              or, in the case of Securities of a series issued to an Associate Trust, the interests of the holders of the preferred securities issued by such Associates Trust so long as such preferred securities shall remain outstanding.

              The following paragraph shall be added to the end of paragraph
              (g):

              ; provided further that, in the case of the Securities of a series issued to an Associates Trust, so long as any of the related preferred securities of such Associates Trust remains outstanding, no such amendment shall be made that adversely affects the holders of such preferred securities in any material respect, and no termination of this Indenture shall occur, without the prior consent of the holders of not less than 66 2/3% of the aggregate liquidation amount of such preferred securities then outstanding unless and until the principal (and premium, if any) of the Securities of such series and all accrued and unpaid interest thereon have been paid in full; and provided further that in the case of the Securities of a series issued to an Associates Trust, so long as any of the related preferred securities of such Associates Trust remain outstanding, no amendment shall be made to Section 8.04 of this Indenture without the prior consent of the holders of each such preferred security then outstanding unless and until the principal (and premium, if any) of the Securities of such series and all accrued and unpaid interest thereon have been paid in full.

              *      *      *

              (h) Prior to entering into any supplemental indenture, the Trustee shall be entitled to receive (i) an opinion of the Company's corporate counsel addressed to the Trustee as to matters the Trustee may reasonably request and (ii) an Officer's Certificate of the Company attesting to such matters as the Trustee may reasonably request.

              Section 14.10.   Applicable Law

              THIS INDENTURE AND EACH SECURITY FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

              Section 15.01.   Subordination.

              The following paragraph replaces the first paragraph of Section
15.01 of the Standard Provisions:

              Section 15.01 Subordination. Anything in this Indenture or the Securities of any series, or any Coupons appertaining thereto, to the contrary notwithstanding, the Indebtedness evidenced by the Securities of all series and any Coupons appertaining thereto shall be subordinate and junior in right of payment in all respect to all Senior Indebtedness and Subordinated Indebtedness of the Company, whether outstanding at the date of this Indenture or incurred after the date of this Indenture. Such Indebtedness of the Company to which the Securities and any Coupons appertaining thereto are subordinated and junior is sometimes herein referred to as "Superior Indebtedness".

              IN WITNESS WHEREOF, ASSOCIATES FIRST CAPITAL CORPORATION, has caused this Indenture to be signed in its corporate name by the Chairman of the Board, any Vice Chairman, its President or any Vice President, and its corporate seal to be affixed hereunto, and the same to be attested by the signature of its Secretary or an Assistant Secretary; and THE CHASE MANHATTAN BANK in evidence of its acceptance of the trust hereby created, has caused this Indenture to be signed in its corporate name, and its corporate seal to be affixed hereunto, and the same to be attested, as of the day and year first above written.


                                               ASSOCIATES FIRST CAPITAL
                                                 CORPORATION
[SEAL]

                                               By:
                                                  ------------------------------
                                                  Title:


Attest:
       ---------------------------------
       Title:

                                               THE CHASE MANHATTAN BANK,
                                                 as Trustee
[SEAL]

                                               By:
                                                  ------------------------------
                                                  Title:


Attest:
       ---------------------------------
       Title: